EXHIBIT 99.1

JOSH W. WHITAKER

January 13, 2016

US Highland, Inc.

5930 Royal Lane, Suite E211

Dallas, TX 75230

Attn: Board of Directors

Re: Item 5.02 Form 8-K

Dear Board of Directors:

I have reviewed and agree with the disclosure made by US Highland, Inc., an Oklahoma corporation (the "Company"), in response to Item 5.02 of Form 8-K insofar as it pertains to my resignation an executive officer and director of the Company and the Company's two subsidiaries, USH Distribution Corp., a Nevada corporation ("USH"), and Powersports Brands Alliance, Inc., a Nevada corporation ("PBA").

I consent to the Company's filing this letter as an exhibit to the Form 8-K.

Very truly yours,

/s/ Josh W. Whitaker

Josh W. Whitaker